Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Fonda Hall

U.S. Bank National Association

633 W. 5th Street

Los Angeles, CA 90071

(213) 615-6023

(Name, address and telephone number of agent for service)

Southern California Gas Company

(Issuer with respect to the Securities)

California	95-1240705
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

555 West 5th Street Los Angeles, California	90013-1011
(Address of Principal Executive Offices)	(Zip Code)

First Mortgage Bonds

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the authorization of the Trustee to exercise corporate trust powers, included as Exhibit 2.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2025 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to 305(b)(2), Registration Number 333-229783 filed on June 21, 2021.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 21st of April, 2026.

By:	/s/ Fonda Hall
Fonda Hall
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, Jonathan Gould, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank Trust Company, National Association," Portland, Oregon (Charter No. 23412), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 1, 2025, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

CURRENCY BUREAU SEAL OF THE Comptroller OF THE CURRENCY TREASURY DEPARTMENT

2026-00320-C

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 21, 2026

By:	/s/ Fonda Hall
Fonda Hall
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2025

($000’s)

12/31/2025
Assets
Cash and Balances Due From Depository Institutions	$46,282,835
Securities	166,357,745
Federal Funds	5,725,720
Loans & Lease Financing Receivables	386,268,399
Fixed Assets	7,708,998
Intangible Assets	17,371,281
Other Assets	46,410,249

Total Assets	$676,125,227
Liabilities
Deposits	$533,475,213
Fed Funds	1,320,029
Treasury Demand Notes	0
Trading Liabilities	3,327,388
Other Borrowed Money	43,793,240
Acceptances	0
Subordinated Notes and Debentures	4,600,000
Other Liabilities	21,022,145

Total Liabilities	$607,538,015
Equity
Common and Preferred Stock	18,200
Surplus	29,946,193
Undivided Profits	37,996,235
Minority Interest in Subsidiaries	626,584

Total Equity Capital	$68,587,212
Total Liabilities and Equity Capital	$676,125,227